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                                   EXHIBIT 99

                           FIRST FRANKLIN CORPORATION
                    4750 Ashwood Drive Cincinnati, Ohio 45241
                        (513) 469-8000 Fax (513) 469-5360


February 20, 2004
Cincinnati, Ohio

FIRST FRANKLIN CORPORATION ANNOUNCES EARNINGS

First Franklin Corporation, the parent of Franklin Savings and Loan Company, Cincinnati, Ohio today announced net income of $1.44 million ($0.88 per basic share) for the year ended December 31, 2003 and $284,000 million ($0.17 per basic share) for the fourth quarter of 2003. This compares to net income of $1.07 million ($0.65 per basic share) for the year ended December 31, 2002 and $747,000 ($0.45 per basic share) for the fourth quarter of 2002. Net income for the year ended December 31, 2002 included a loss on the sale of a WorldCom bond of $356,000 ($0.22 per basic share) after taxes. Earnings before the loss on the WorldCom bond were $1.42 million ($0.87 per basic share) for the year ended December 31, 2002 and $575,000 ($0.35 per basic share) for the fourth quarter of 2002.

Franklin Savings has eight locations in Greater Cincinnati. The Corporation's common stock is traded on the Nasdaq National Market under the symbol "FFHS".


CONTACT: Thomas H. Siemers
         President and CEO
         (513) 469-8000